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                                VOTING AGREEMENT

                                      among

                                CBS CORPORATION,

                            BIG ENTERTAINMENT, INC.,

                 AND EACH OF THE OTHER PARTIES SIGNATORY HERETO








                             Dated ______ ___, 1999






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                                VOTING AGREEMENT


           This VOTING AGREEMENT ("Agreement") is entered into on this ____ day of ___________ 1999 by and among CBS Corporation, a Pennsylvania corporation ("CBS"), Big Entertainment, Inc., a Florida corporation with principal offices located at 2255 Glades Road, Suite 237 W, Boca Raton, Florida 33431-7383 (the "Company"), and each of the other parties signatory hereto (each a "Stockholder" and collectively, the "Stockholders").


                                   WITNESSETH:

           WHEREAS, CBS has entered into a Stock Purchase Agreement with the Company dated July ___, 1999 (the "Stock Purchase Agreement") pursuant to which CBS has agreed to purchase shares of common stock, $.01 par value, (the "Common Stock") of the Company; and

           WHEREAS, each of the Stockholders own shares of Common Stock ("Shares") of the Company; and

           WHEREAS, as an inducement and condition for CBS and the Company to enter into the Stock Purchase Agreement, each of CBS, the Company and the Stockholders have agreed to enter into a voting agreement as hereinafter set forth.

           NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements and covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:

           1.1 Voting Covenants by the Company. As of the date of this Agreement, the Company's Board of Directors ("Board") comprises nine directors. CBS shall have the right from time to time to nominate for election to the Board a number of individuals (the "CBS Designees") equal to the product of the CBS Percentage (as defined below) and the total number of members of the Board (rounded down to the nearest whole number); provided that so long as the Advertising and Promotion Agreement between CBS and Hollywood.com, Inc. or the Content License Agreement between CBS and Hollywood.com, Inc., each of even date herewith, have not terminated or expired, CBS shall have the right to nominate at least one CBS Designee. CBS shall designate the CBS Designees each year sufficiently in advance of the Company's distribution of its annual proxy statement. The Company shall use its reasonable best efforts to cause the nomination and election from time to time of the CBS Designees. In connection therewith, the Company agrees to solicit proxies for, and recommend that its stockholders vote in favor of, each of the CBS Designees. If a CBS Designee shall cease to be a member of the Board for any reason other than expiration of his or her term, the Company shall promptly, upon the request of CBS, use its reasonable best efforts to cause the election or appointment of a person selected by CBS to replace such designee. For purposes of this Section 1.1, the "CBS


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Percentage" shall mean, on any date of determination, that percentage determined by dividing (a) the number of outstanding shares of Common Stock CBS (or a CBS affiliate) then holds, by (b) the total number of shares of Common Stock of the Company then outstanding.

           1.2 Voting Covenants by Stockholders. In any and all elections for members of the Board (whether at a meeting or by written consent in lieu of a meeting), each of the Stockholders shall vote or cause to be voted all shares of the Common Stock now or hereinafter directly or indirectly owned (of record or beneficially) by it, or over which it has voting control, and otherwise shall use its best efforts so as to elect to the Company's Board the CBS Designees.

           1.3 Voting Covenants by CBS. In any and all elections for members of the Board (whether at a meeting or by written consent in lieu of a meeting), CBS shall vote or cause to be voted all shares of the Common Stock owned by it (or its affiliates), or over which it has voting control, and otherwise shall use its best efforts so as to elect to the Company's Board (a) each individual nominated for election to the Board by the Company and (b) each individual nominated for election to the Board by The Times Mirror Company, pursuant to the terms and conditions of Section 7.1 of that certain Shareholder Agreement, dated January 10, 1999, between the Company and The Times Mirror Company, and a renewal or extension of the term of Section 7.1 of such Shareholder Agreement (without otherwise modifying or amending any other term or condition of Section 7.1), which renewal or extension period shall not extend beyond the term of this Agreement.

           2. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a member of the Board makes any agreement or understanding herein in his or her capacity as such member of the Board. Each Stockholder who signs this Agreement signs solely in his or her capacity as the record and/or beneficial owner of shares of Common Stock of the Company.

           3. General.

                     3.1. Waivers and Amendments. Any amendment or modification to this Agreement or the rights of any party hereto must be by the written agreement of the parties hereto.

                     3.2. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York.

                     3.3. Successors and Assigns. Except as specifically set forth in this Agreement, nothing in this Agreement, express or implied, is intended to confer on any party other than the signatories hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                     3.4. Entire Agreement. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and


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agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

                     3.5. Severability. If any provision of this Agreement, or the application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as best to reasonably effect the intent of the parties hereto. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent greatest possible, the economic, business and other purposes of the void or unenforceable provision.

                     3.6. Notices, etc. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                      if to CBS, to:

                                CBS Corporation
                                51 West 52nd Street
                                New York, NY  10019

                                Attention: Fredric G. Reynolds, Executive Vice President and Chief Financial Officer


                      with a copy to:

                                CBS Corporation
                                51 West 52nd Street
                                New York, NY  10019

                                Attention: Louis J. Briskman, Executive Vice
                                President and General Counsel

                      if to the Company, to:

                                Big Entertainment, Inc.
                                2255 Glades Road, Suite 237 W
                                Boca Raton, FL  33431-7383

                                Attention: Mitchell Rubenstein, Chief Executive Officer



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                       with a copy to:

                                 Big Entertainment, Inc.
                                 2255 Glades Road, Suite 237 W
                                 Boca Raton, FL  33431-7383

                                 Attention: W. Robert Shearer, General Counsel

                       with a copy (which shall not
                       constitute notice pursuant to this Section 3.6) to:

                                 Greenberg Traurig
                                 MetLife Building, 15th Floor
                                 200 Park Avenue
                                 New York, NY  10166

                                 Attention: Clifford E. Neimeth, Esq.

                      if to any of the Stockholders, at the address set forth on Schedule I hereto.

                     3.7. Titles and Subtitles The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                     3.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                     3.9. Termination of Board Rights. Notwithstanding anything to the contrary set forth herein, the Company's obligations under Section 1.1 and the Stockholders' obligations under Section 1.2 shall terminate and be of no further force and effect upon the acquisition ("Competitor Acquisition") by CBS (or any of its affiliates or its assignees hereunder), directly or indirectly, of an equity interest in excess of 15% in any entity who, directly or indirectly, owns, operates or controls a Competitive Site. CBS shall remain subject to its obligations under Section 1.3 of this Agreement following any Competitor Acquisition, provided that CBS's voting obligations shall be limited to the number of individuals that would have been nominated for election to the Board by the Company and The Times Mirror Company if CBS's rights under Section
1.1 remained in effect at the time of any such nominations. As used herein, a "Competitive Site" means a website that has as its primary function and its principal theme the delivery of news or information related to movies, movie celebrities or the motion picture industry or the sale of movie- or television-related merchandise. The definition of "Competitive Site" shall not include a website that has as its primary function and its principal theme the sale of music to consumers in CD, cassette or music video format or in or through any and all other


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formats, media, methods, processes or technologies (including, but not limited to, Internet streaming), whether now known or hereafter invented.

                     3.10. Term. This Agreement, and all rights and obligations hereunder shall become effective on the date first set forth above, and shall terminate on the earlier of: (a) seven years thereafter; (b) the termination or expiration of the Advertising and Promotion Agreement between CBS and hollywood.com, Inc. and the Content License Agreement between CBS and hollywood.com, Inc., each of even date herewith, whichever later occurs; and (c) the date on which the CBS Percentage is less than 10% as a result of CBS's sale of its Common Stock (and excluding, for avoidance of doubt, any other diminution or dilution of the CBS Percentage or any transfer of Common Stock to an affiliate of CBS), at which time this Agreement, and all rights and obligations hereunder, shall cease to be of further force or effect.


           IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date first above written.


                               CBS CORPORATION

                               By:
                                  ---------------------------------------------
                                  Name: Fredric G. Reynolds
                                        Executive Vice President
                                        and Chief Financial Officer

                               BIG ENTERTAINMENT, INC.

                               By:
                                  ---------------------------------------------
                                  Name: Mitchell Rubenstein
                                        Chief Executive Officer

                                  ---------------------------------------------
                                        Mitchell Rubenstein

                                  ---------------------------------------------
                                        Laurie S. Silvers

                                  ---------------------------------------------
                                        Martin H. Greenberg

                                  ---------------------------------------------
                                        Rosalind Greenberg


                               THE TIMES MIRROR COMPANY

                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


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                         SCHEDULE I TO VOTING AGREEMENT
                         ------------------------------

                                                    Number of Shares of
Stockholder Name and Address                  Common Stock Beneficially Owned
----------------------------                  -------------------------------

Mitchell Rubenstein
c/o Big Entertainment, Inc.
2255 Glades Road
Suite 237 West
Boca Raton, FL 33431-7383

Laurie S. Silvers
c/o Big Entertainment, Inc.
2255 Glades Road
Suite 237 West
Boca Raton, FL 33431-7383

Mr. and Mrs. Martin H. Greenberg
1524  University  Avenue,  Suite 305
Green Bay, WI 54302

The Times Mirror Company
220 West First Street
Los Angeles, California 90012
Attention: Thomas Unterman



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